CHANCELLOR RADIO BROADCASTING COMPANY



                           LOCAL MARKETING AGREEMENT



                                      WITH



                             SFX BROADCASTING, INC.


                                      FOR



                         WAPE-FM, JACKSONVILLE, FLORIDA
                        WFYV-FM, ATLANTIC BEACH, FLORIDA

                               TABLE OF CONTENTS



1.   Agreement Term............................................................2
     ---------------
2.   Programmer's Purchase of Airtime and Provision of Programming.............2
     -------------------------------------------------------------
3.   Representations...........................................................3
     ----------------
4.   Consideration.............................................................3
     --------------
5.   Collection of Accounts Receivable.........................................3
     ----------------------------------
6.   Chancellor Control of the Stations........................................4
     -----------------------------------
7.   Programmer Responsibility.................................................5
     --------------------------
8.   Contracts.................................................................7
     ----------
9.   Employees.................................................................7
     ----------
10.  Public Affairs Programming................................................8
     ---------------------------
11.  Additional License Obligations............................................8
     ------------------------------
12.  Broadcast Stations Programming Policy Statement...........................9
     -----------------------------------------------
13.  Compliance with Copyright Act.............................................9
     -----------------------------
14.  Payola....................................................................9
     -------
15.  Sales....................................................................10
     -----
16.  Local Marketing Agreement Challenge......................................10
     ------------------------------------
17.  Confidential Review......................................................10
     --------------------
18.  Major Defaults: Termination..............................................11
     ----------------------------
     18.1.  Programmer's Major Defaults.......................................11
            ----------------------------
     18.2.  Chancellor's Major Defaults.......................................11
            ----------------------------
     18.3.  Cure Periods......................................................12
            -------------
     18.4.  Termination Upon Occurrence of Major Default......................12
            ---------------------------------------------
     18.5.  Termination Upon Failure of Consummation of Exchange Agreement....12
            ---------------------------------------------------------------

19.      Liabilities Upon Termination.........................................13
         -----------------------------
20.      No Format Changes....................................................14
         -----------------
21.      Chancellor's Indemnification.........................................14
         -----------------------------
22.      Programmer's Indemnification.........................................14
         -----------------------------
23.      Procedure for Indemnification........................................15
         ------------------------------
24.      Dispute Over Indemnification.........................................16
         -----------------------------
25.      Programmer's Remedies for Operational Deficiencies...................16
         --------------------------------------------------
26.      Force Majeure........................................................16
         -------------
27.      Other Agreements.....................................................16
         ----------------
28.      Assignment...........................................................17
         ----------
29.      Entire Agreement.....................................................17
         ----------------
30.      Taxes................................................................17
         -----
31.      Headings.............................................................17
         --------
32.      Governing Law........................................................17
         -------------
33.      Notices..............................................................17
         -------
34.      Severability.........................................................19
         ------------
35.      Certifications.......................................................19
         (a)      Control of Stations.........................................19
                  -------------------
         (b)      Compliance with Ownership Rules.............................19
                  -------------------------------
36.      No Joint Venture.....................................................19
         ----------------
37.      Beneficiaries........................................................19
         -------------
PAYMENT SCHEDULE..............................................................21

SCHEDULE B - EMPLOYEES........................................................22

ATTACHMENT I - BROADCAST STATIONS PROGRAMMING POLICY STATEMENT................23
           I.     No Plugola or Payola........................................23
          II.     Political Broadcasting......................................23
         III.     Required Announcements......................................23
          IV.     No Illegal Announcements....................................23
           V.     Chancellor Discretion Paramount.............................24

ATTACHMENT II - PAYOLA AFFIDAVIT..............................................25

                           LOCAL MARKETING AGREEMENT


THIS LOCAL MARKETING AGREEMENT ("LMA" or "Agreement"), is made as of July 31, 1996 by and between SFX BROADCASTING, INC., a Delaware corporation, (collectively, "SFX" or "Programmer") and CHANCELLOR RADIO BROADCASTING COMPANY, ("Chancellor") a Delaware corporation.


                                    RECITALS

         WHEREAS, SFX owns and operates radio stations WBAB-FM, Babylon, New York; WBLI- FM, Patchogue, New York; WGBB-AM, Freeport, New York; and WHFM-FM, Southampton, New York (the "Long Island Stations");

         WHEREAS, Chancellor is a party to a certain Asset Purchase Agreement ("Florida Agreement") dated May 14, 1996 among Chancellor and Chancellor Broadcasting Company and OmniAmerica Group, WAPE-FM License Partnership, WFYV-FM License Partnership, WEAT-AM License Partnership, WEAT-FM License Partnership, WXXL License Partnership, WOLL License Partnership and WJHM-FM License Partnership (collectively "Omni") contemplating, inter alia, the purchase by Chancellor of substantially all of Omni's assets used or useful in the operation of Station WAPE-FM, Jacksonville, Florida, and Station WFYV-FM, Atlantic Beach, Florida (collectively, the "Jacksonville Stations"), including the related FCC broadcast licenses and authorizations.

         WHEREAS, Chancellor and Omni have entered into a Local Marketing Agreement ("Omni/Florida LMA") dated June 28, 1996, in which Omni wishes to retain Chancellor to provide programming commencing August 1, 1996 for certain of Omni's stations, including but not limited to the Jacksonville Stations, pursuant to the terms and conditions set forth in the Omni/Florida LMA and in conformity with Omni's stations' policies and practices and the Federal Communications Commission's ("FCC") rules and regulations concerning such arrangements;

         WHEREAS, Omni has given its written consent to allow Chancellor to enter into this Agreement with SFX with respect to the Jacksonville Stations;

         WHEREAS, Chancellor wishes to retain SFX to provide programming for the Jacksonville Stations pursuant to the terms and conditions set forth in this Agreement and in conformity with the Jacksonville Stations' policies and practices and the Federal Communications Commission's rules and regulations concerning such arrangements;

         WHEREAS, Chancellor will broadcast such programming and sell advertising that is in conformance with the Jacksonville Stations' policies and all FCC rules and regulations, including the requirement that the ultimate control of the Jacksonville Stations be maintained by the owner of the stations; and

SFX and Chancellor
Jacksonville LMA
Page 2
- - - -------------------


         WHEREAS, Chancellor and SFX have entered into an Asset Exchange Agreement dated July 1, 1996 (the "Exchange Agreement"), which would qualify as a tax free exchange of like-kind assets pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, pursuant to which SFX has agreed to transfer to Chancellor, and Chancellor has agreed to acquire from SFX, substantially all of the assets and businesses of the Long Island Stations; and Chancellor has agreed to transfer to SFX, and SFX has agreed to acquire from Chancellor, substantially all of the assets and businesses of the Jacksonville Stations.


NOW THEREFORE, for and in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, agree as follows:

         1.       Agreement Term.
                  ---------------

                  The term of this Agreement will begin on August 1, 1996 ("Commencement Date") and will continue until the Programmer acquires the assets of the Jacksonville Stations and Chancellor acquires the assets of the Long Island Stations in accordance with the terms of the Exchange Agreement, unless earlier terminated in accordance with the provisions set forth herein.

         2.       Programmer's Purchase of Airtime and Provision of Programming.
                  --------------------------------------------------------------

                  (a) During the term of this Agreement, Programmer shall transmit programming, including commercials, that it produces or owns to the Jacksonville Stations twenty-four (24) hours per day Monday through Friday and for forty-eight (48) hours during Saturday through Sunday, provided that Chancellor may broadcast up to two (2) hours of programming for the Jacksonville Stations which is aimed at serving the needs and interests of the Jacksonville Stations' communities of license during the morning(s) of Saturday and/or Sunday subject to Section 10 hereto.

                  (b) To facilitate delivery of programming by Programmer hereunder, Chancellor hereby grants to Programmer the right for the term of this Agreement to use substantially all of the equipment located in the Jacksonville Stations' studios and currently used by Chancellor for broadcasting programs on the Jacksonville Stations. In addition, Programmer shall have, and Chancellor hereby grants to Programmer, a license to enter on the premises currently occupied by the Jacksonville Stations for the purpose of producing its programming hereunder; provided, however, that Chancellor shall maintain, for its use, sufficient space at the Jacksonville Stations' studios to enable Chancellor to conduct its operations and originate programming. Accordingly, Programmer shall hold Chancellor harmless from all costs, fees and expenses incurred with respect to any personal injury suffered by any employee or agent of Programmer while on the property of

SFX and Chancellor
Jacksonville LMA
Page 3
- - - ------------------


Chancellor. Programmer shall also be responsible for and shall reimburse Chancellor for any damage to the property of Chancellor caused by Programmers' employees or agents.

         3.       Representations.
                  ----------------

                  Each of Chancellor and Programmer represent as to itself that it is authorized to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms. Programmer hereby represents and warrants to Chancellor that Programmer is an experienced radio broadcast station Chancellor and operator and is fully familiar with all pertinent legal requirements, including but not limited to, the Communications Act of 1934, as amended (the "Act"), and the Commission's rules, regulations and policies governing the operation of radio broadcast stations. Programmer will comply with all legal requirements, including but not limited to the Act and the Commission's rules, regulations and policies.

         4.       Consideration.
                  --------------

                  During the term of this Agreement, Programmer shall pay Chancellor the payments set forth on the Payment Schedule annexed hereto.

         5.       Collection of Accounts Receivable.
                  ----------------------------------

                  (a) The accounts receivable of the Jacksonville Stations generated prior to the Commencement Date (the "Pre-LMA Receivables") shall be and remain the property of Chancellor. Within fifteen (15) days after the Commencement Date, Chancellor shall furnish Chancellor with a list (certified by the Chief Financial Officer of Chancellor to be a true and complete list) of all accounts receivable of Chancellor which remain outstanding as of the Commencement Date. Chancellor agrees that if, after the Commencement Date, it shall receive payment, in respect to any Pre-LMA Receivable, Chancellor shall remit to Chancellor, within five (5) business days after the end of each month, any amounts received by Chancellor during the preceding month (whether or not directed on their face to Chancellor), which are in payment for advertising broadcast by the Jacksonville Stations prior to the Commencement Date.

                  (b) During the period starting on the Commencement Date and ending one hundred twenty (120) days thereafter, Chancellor shall use reasonable efforts, consistent with Chancellor's current billing and collection practices and in the ordinary course of the business, to assist Chancellor in the collection of any outstanding Pre-LMA Receivables; provided, however, that, notwithstanding the foregoing, Chancellor shall be under no obligation to commence litigation,

SFX and Chancellor
Jacksonville LMA
Page 4
- - - ------------------


employ counsel or engage the services of a collection agency to effect collection. Chancellor shall not make any compromise, adjustment, concession or settlement of any Pre-LMA Receivable without Chancellor's express written consent and Chancellor shall be under no obligation to compromise, adjust, concede or settle any accounts receivable generated after the Commencement Date or otherwise grant any credit or allowance to effect collection of a Pre-LMA Receivable. Absent written evidence that an account debtor owing a Pre-LMA Receivable is disputing in good faith any portion of such Pre-LMA Receivable, any payments received by Chancellor after the Commencement Date from such account debtor shall be presumed to represent payment on any undisputed portion of such Pre-LMA Receivable which is then outstanding (with each such payment received from such account debtor to be applied first to the most-aged Pre-LMA Receivable then owing from such account debtor).

                  (c) Chancellor agrees to remit to Chancellor within 5 business days after the end of each month, any amounts received by Chancellor during the preceding month (whether or not directed on their face to Chancellor) which are in payment for advertising generated by the Stations after the Commencement Date.

                 (d) Chancellor shall not set-off any claim or amount against any of the Pre-LMA Receivables.

         6.       Chancellor Control of the Stations.
                  -----------------------------------

                  (a) Chancellor will have full authority, power and control over the management and operations of the Jacksonville Stations during the term of this Agreement. Chancellor will bear all responsibility for the Jacksonville Stations' compliance with all applicable provisions of the Act, the rules, regulations and policies of the FCC and all other applicable laws, including without limitation, the retention of control over the policies, programming and operation of the Jacksonville Stations, including the right to preempt programming which in its good faith judgment it deems unsuitable or contrary to the public interest. Chancellor shall be solely responsible for and pay in a timely manner all real and personal property taxes, mortgage fees and expenses and other real property costs, all studio and transmitter site leases, any utilities (excluding telephone charges), and all costs and expenses for the maintenance of all transmitter equipment. Programmer shall cooperate with and assist Chancellor in complying with all FCC rules and regulations.

                  (b) Chancellor retains ultimate control over the Jacksonville Stations and their premises. Accordingly, all employees of Programmer present at the Jacksonville Stations or on their premises must comply with the policies and rules promulgated by Chancellor. In no event shall Programmer, or Programmer's employees, represent, depict, describe or portray Programmer as

SFX and Chancellor
Jacksonville LMA
Page 5
- - - ------------------


Chancellor of the Jacksonville Stations. To this end, all employees of Programmer, whose work involves the Jacksonville Stations, shall be informed as to Chancellor's ultimate control over the Jacksonville Stations and Programmer's subordinate capacity, and all printed materials and promotional announcements shall accurately describe all of the roles and responsibilities of Chancellor and Programmer.

                  (c) The Jacksonville Stations' transmission equipment shall be maintained by Chancellor in a condition consistent with good engineering practices and in compliance in all material respects with the Act and all other applicable rules, regulations and technical standards of the FCC. All capital expenditures reasonably required to maintain the technical quality of the transmission equipment and its compliance with applicable laws and regulations shall be made at the sole expense of Chancellor in a timely fashion.

                  (d) Chancellor shall employ at its expense a management-level employee at the Jacksonville Stations and such other person for each Long Island Station as necessary to fulfill Chancellor's duties hereunder and its obligations under the FCC's rules. A manager shall direct the day-to-day operations of each Long Island Station and shall report to and be accountable to Chancellor. Chancellor shall be responsible for the salaries, taxes, insurance and related costs for all personnel it employs at the Jacksonville Stations.

                  (e) Chancellor shall pay all regulatory fees, file all necessary applications, maintain the Jacksonville Stations' local public inspection files within the Jacksonville Stations' communities of license and shall prepare and place in such inspection file all required documents including, but not limited to the Jacksonville Stations' quarterly issues and program lists on a timely basis.

         7.       Programmer Responsibility.
                  --------------------------

                  (a) Programmer shall be solely responsible for all expenses incurred in the origination and/or delivery of programming from any remote location and for all operating expenses of the Jacksonville Stations (including telephone expenses and expenses related to sales, marketing, promotion, advertising, billing and collections, and traffic), except that Chancellor shall be responsible for the costs as provided in Section 6 hereof. Programmer shall cooperate fully with Chancellor in responding to any questions, comment, inquiry or complaint from any third party, including any governmental authority or agent thereof, that may relate to or arise from the Jacksonville Stations or its operations, including the programming. In the event of Programmer's receipt of any question, comment inquiry or complaint that may relate to or arise from the Jacksonville Stations or its operations, Programmer shall promptly notify Chancellor of the same.

SFX and Chancellor
Jacksonville LMA
Page 6
- - - ------------------


                  (b) Programmer shall employ and be solely responsible for the salaries, taxes, insurance and related costs for all personnel employed by Programmer (including, without limitation, salespeople, traffic personnel, board operators and programming staff).

                  (c) Programmer shall cause the Jacksonville Stations to transmit any required tests of the Emergency Broadcast System or successor Emergency Alert System at such times as are directed by Chancellor.

                  (d) Political Advertising and Announcements. Programmer shall maintain and deliver to Chancellor all records and information required by the FCC to be placed in the public inspection files of the Jacksonville Stations pertaining to the broadcast of political programming and advertisements, in accordance with the provisions of Sections 73.1940 and 73.3526 of the FCC's rules and agrees to broadcast sponsored programming addressing political issues, in accordance with the provisions of Section 73.1212 of the FCC's rules.

                       1. Programmer's sale or use of commercial time on the Jacksonville Stations shall conform to all federal and state laws governing the sale of political advertising on radio stations. At least ninety (90) days before the start of any primary or general election campaign, Programmer will clear with Chancellor the rates to be charged political candidates for public office and rate cards to be sure that the rates and the rate cards are in conformance with all laws, including requirements for providing reasonable time to state and local candidates (as determined by Chancellor).

                       2. When required by law, Programmer shall sell such political advertising time only at the Stations' lowest unit rate. Within seven
(7) days after the broadcast of political advertising, Programmer shall review the commercial spots that have aired on the Jacksonville Stations, so as to insure that each political candidate was charged the lowest unit rate. In the event a refund or credit is due, Programmer shall pay such refund or provide such credits within seven (7) days. The Programmer recognizes candidates' need to maximize their campaign funds, and thus will provide such rebates or credits on a more expeditious basis as the election day approaches.

                       3. Within twenty-four (24) hours of any request to purchase time on any Jacksonville Station on behalf of a candidate for public office or to support or urge defeat of an issue on an election ballot, Programmer will provide documentation of the request, and its disposition, to Chancellor so that appropriate records can be placed in the Jacksonville Station's public file.

                       4. In the event that Programmer fails to provide adequate broadcast time for the broadcast of paid political programming or advertising by political candidates, Chancellor

SFX and Chancellor
Jacksonville LMA
Page 7
- - - ------------------


shall have the right to preempt commercial announcements supplied by Programmer to make time available to these political candidates.

                       5. Programmer shall furnish within its programming, on behalf of Chancellor, all of the Jacksonville Stations' identification announcements required by the FCC's rules.
Programmer shall provide information with respect to any of its programming which is responsive to the public needs and interests of the area served by the Jacksonville Stations so as to assist Chancellor in the preparation of any required programming reports, and provide other information to enable Chancellor to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies.

         8.       Contracts.
                  ----------

                  Programmer shall perform and discharge the obligations of Chancellor from and after the Commencement Date under the contracts and agreements listed in the Schedules to the Exchange Agreement as being assumed by Programmer on the Commencement Date. In addition, Programmer shall perform and discharge all obligations of the Jacksonville Stations under all trade agreements from and after the Commencement Date. Programmer will not enter into any third-party contracts, leases or agreements which will bind Chancellor in any way except with Chancellor's prior written approval.

         9.       Employees.
                  ----------

                  Schedule B hereto contains a listing of the name, salary or compensation and job description of all employees of the Jacksonville Stations as of May 15, 1996. Pursuant to Section 14.7 of the Exchange Agreement as of the Commencement Date, the current Jacksonville Stations employees will become employees of the Programmer; however, Programmer may terminate current employees of the Jacksonville Stations without cause thirty (30) days from the execution of the Exchange Agreement. If the number of terminated employees exceeds ten (10) or in the aggregate the severance liability amount of the terminated employees from the Jacksonville Stations exceeds One Hundred Thousand Dollars ($100,000), then the Programmer shall be responsible to pay for any severance amounts exceeding the first One Hundred Thousand Dollars ($100,000). Chancellor shall be responsible to pay for any severance amounts associated with only the first ten (10) terminated employees, as designated by Programmer, but in no event will Chancellor be liable for any severance amounts exceeding One Hundred Thousand Dollars ($100,000). Chancellor agrees to maintain at its own expense one management level employee and one other employee for each Long Island Station.

SFX and Chancellor
Jacksonville LMA
Page 8
- - - ------------------


         Commencing subsequent to the execution of the LMAs, Chancellor shall make available to each of the Jacksonville Stations' personnel during normal business hours for Programmer to interview prior to the Commencement Date. Programmer shall notify Chancellor of the names of employees to whom Programmer shall offer employment (herein referred to as "Transferred Employees"). Chancellor hereby consents to Programmer making such offers of employment relating to the Jacksonville Stations subject to the effectiveness of the LMAs between the parties. Chancellor shall be responsible for all obligations or liabilities to those employees not offered employment by Programmer, and Programmer shall have no obligations with respect to those employees (herein referred to as "Retained Employees").

         No earlier than thirty (30) days after the execution of the Exchange Agreement, Programmer shall submit confirmation letters to the Jacksonville Stations' Management, on-air talent and other key employees which it intends to offer employment, to which confirmation letters shall set forth the terms of employment currently in effect between said employee and Chancellor, including, but not limited to, matters concerning salary, bonuses, vacation time, non-compete provisions (if any), benefits, termination rights, loans (if any) and any other pertinent provisions thereof. Receipt of the confirmation letters signed by the perspective management, on-air talent and other key employees is a condition precedent to Programmer making any offers of continued employment.

         10.      Public Affairs Programming.
                  ---------------------------

                  Notwithstanding any other provision of this Agreement, Programmer recognizes that Chancellor has certain obligations to broadcast programming to meet the needs and interests of the community of license for the Jacksonville Stations. Chancellor shall have the right to air specific programming on issues of importance to the local community. Nothing in this Agreement shall abrogate the unrestricted authority of Chancellor to discharge its obligations to the public and to comply with the law, rules and policies of the FCC with respect to meeting the ascertained needs and interests of the public. Accordingly, Chancellor may broadcast public affairs programming as outlined in Section 2 hereof. Chancellor may air this programming in either one two (2) hour block or any combination of half hour or full hour blocks of time during the hours of 6 a.m. to 9 a.m. on Saturday and/or Sunday.

         11.      Additional License Obligations.
                  -------------------------------

                  Although both parties shall cooperate in the broadcast of emergency information over the Stations, Chancellor shall also retain the right to interrupt Programmer's programming in case of an emergency or for programming which, in the reasonable good faith judgment of Chancellor, is of overriding public importance. Chancellor shall also coordinate with Programmer the

SFX and Chancellor
Jacksonville LMA
Page 9
- - - ------------------


Jacksonville Stations' hourly station identification announcements to be aired in accordance with FCC rules. Chancellor shall continue to maintain a main studio, as that term is defined by the FCC, within each of the Jacksonville Stations' principal community contours and shall staff it as required by the FCC. Chancellor shall be responsible for the salaries, taxes, insurance and related costs for all personnel it employs at the Jacksonville Stations and shall maintain insurance at its present levels covering the Jacksonville Stations' transmission facilities. In addition, Chancellor shall pay any federal regulatory fees, maintain its local public inspection file within the Jacksonville Stations' communities of license and shall prepare and place in such public inspection file all required documents including, but not limited to, its quarterly issues and program lists on a timely basis. Chancellor shall also receive and respond to telephone inquiries from the general public. Programmer shall provide Chancellor with information with respect to certain of Programmer's programs which may be included in Chancellor's quarterly issues and programs lists.

         12.      Broadcast Stations Programming Policy Statement.
                  ------------------------------------------------

                  Chancellor has adopted and will enforce a Broadcast Stations Programming Policy Statement (the "Policy Statement"), a copy of which appears as Attachment I hereto and which may be amended to meet changing regulatory requirements by Chancellor upon reasonable advance written notice to Programmer. Programmer agrees and covenants to comply in all material respects with the Policy Statement and with all rules and regulations of the FCC. If Chancellor reasonably determines that a program, commercial or other material supplied by Programmer does not comply with the Policy Statement, or if Chancellor reasonably believes that some or all of a program, commercial or other material is unsuitable or contrary to the public interest, it may suspend or cancel such program, commercial or other material and shall provide written notice to Programmer of such decision. Programmer shall provide programs only in accordance with the Policy Statement and FCC requirements. All advertising spots and promotional material or announcements shall comply with applicable federal, state and local regulation and policies and the Policy Statement, and shall be produced in accordance with quality standards established by Chancellor.

         13.      Compliance with Copyright Act.
                  ------------------------------

                  Programmer represents and warrants to Chancellor that Programmer has full authority to broadcast its programming on the Jacksonville Stations and the Programmer shall not broadcast any material in violation of any law, rule, regulation or the Copyright Act. All music supplied by Programmer shall be: (i) licensed by ASCAP, BMI or SESAC; (ii) in the public domain; or (iii) cleared at the source by Programmer. Chancellor will maintain as appropriate its own ASCAP, BMI and SESAC licenses for the performance of Programmer's programs and Programmer shall reimburse Chancellor for the costs of such licenses obtained by Chancellor within thirty (30) days





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SFX and Chancellor
Jacksonville LMA
Page 10
- - - ------------------


when paid. The right to use the programming and to authorize its use in any manner shall be and remain vested in Programmer.

         14.      Payola.
                  -------

                  Programmer agrees that neither it nor its employees or agents will accept any consideration, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, material, supplies or other merchandise, services or labor (collectively, "Consideration"), whether or not pursuant to written contracts or agreements between Programmer and merchants or advertisers, unless the third party providing such compensation, gift or gratuity is identified in the program for which Consideration was provided as having paid for or furnished such Consideration, in accordance with the Communications Act and FCC requirements. Programmer agrees to execute and to provide Chancellor with payola Affidavits from itself, and all of its employees and agents who are involved with providing programming on the Jacksonville Stations, at such times as Chancellor may reasonably request, substantially in the form attached hereto as Attachment II.

         15.      Sales.
                  ------

                  Programmer shall retain all revenues from the sale of advertising time within the programming it provides to Chancellor and pay all expenses attributable thereto. Programmer may sell advertising, consistent with applicable rules, regulations and the Policy Statement, on the Jacksonville Stations in combination with any other broadcast stations of its choosing. Programmer shall be responsible for payment of the commissions due to any national sales representative engaged by it for the purpose of selling national advertising which is carried during the programming it provides to Chancellor. Chancellor shall retain all revenues from the sale of the Jacksonville Stations' advertising during the hours each week in which Chancellor airs its own nonentertainment programming.



         16.      Local Marketing Agreement Challenge.
                  ------------------------------------

                  If this Agreement is challenged at the FCC, counsel for Chancellor and counsel for Programmer shall defend the Agreement and the parties' performance thereunder throughout all FCC proceedings with Programmer and Chancellor each being responsible for its own costs. If portions of this Agreement do not receive the approval of the FCC staff, then the parties shall reform the Agreement subject to their respective reasonable business judgment and advise of counsel or, at

SFX and Chancellor
Jacksonville LMA
Page 11
- - - ------------------


Chancellor's or Programmer's option, seek reversal of the staff decision and approval from the full Commission on appeal.

         17.      Confidential Review.
                  --------------------

                  Prior to providing any programming by Programmer to Chancellor under this Agreement, Programmer shall acquaint Chancellor with the nature and type of the programming to be provided. Chancellor, solely for the purpose of ensuring Programmer's compliance with the law, FCC rules and the Jacksonville Stations' policies, shall be entitled to review and pre-empt at its discretion from time to time on a confidential basis any programming material and any other documents it may reasonably request, including all rate cards and disclosure statements related to Programmer's political advertising. Programmer shall promptly provide Chancellor with copies of all correspondence and complaints received from the public as well as copies of all program logs and promotional materials.

         18.      Major Defaults: Termination.
                  ----------------------------

                  18.1. Programmer's Major Defaults. The occurrence of any of the following, after the expiration of the applicable cure periods, if any, will be deemed to be a "Major Default" by Programmer under this Agreement:

                  (a) Programmer's failure to timely pay any of the consideration provided for in Section 4 and the Payment Schedule annexed hereto or other payments required hereunder;

                  (b) Except as otherwise provided for in this Agreement, the failure of Programmer to supply the programs for broadcast on the Jacksonville Stations in accordance with Section 2 hereof;

                  (c) Any termination of this Agreement by Programmer other than as permitted in Section 18.4 or 18.5; or

                  (d) In the event of a voluntary filing by Programmer (or involuntary filing with respect to Programmer not vacated with ninety (90) days after such filing) of a petition for reorganization or dissolution under federal bankruptcy laws or under substantially equivalent state laws.

                  18.2. Chancellor's Major Defaults. The occurrence of any of the following, after the expiration of the applicable cure periods, if any, will be deemed to be a "Major Default" by

SFX and Chancellor
Jacksonville LMA
Page 12
- - - ------------------


Chancellor under this Agreement:

                  (a) Except as otherwise provided for in this Agreement, the failure of Chancellor to broadcast the programs supplied by Programmer in accordance with Section 2 hereof;

                  (b) Any termination of this Agreement by Chancellor other than as permitted in Section 18.4 or 18.5; or

                  (c) In the event of a voluntary filing by Chancellor (or involuntary filing with respect to Chancellor not vacated with ninety (90) days after such filing) of a petition for reorganization or dissolution under federal bankruptcy laws or under substantially equivalent state laws.

                  18.3. Cure Periods. The cure periods before any event listed in Section 18.1 or 18.2 shall become a Major Default are as follows:

                  (a) Payment by Programmer. The consideration to be paid to Chancellor must be received by Chancellor within five (5) days after Chancellor gives written notice of non-payment to Programmer.

                  (b) Certain Matters. There shall be no cure period for:

                      (i) a termination by Programmer described in Section 18.1(c); or

                      (ii) a termination by Chancellor described in Section 18.2(b) hereof.

                  (c) Programs and Broadcast Matters. With respect to Programmer's failure to provide programs referred to in Section 18.1(b) hereof or Chancellor's failure to broadcast programs referred to in Section 18.2(a) hereof, the period allowed for cure shall be three (3) business days from the giving of written notice of such failure to the defaulting party by the non-defaulting party.

                  (d) Other Matters. With respect to all matters capable of being cured other than those described in Sections 18.3(a), 18.3(b) or 18.3(c) above, the cure period shall be ten (10) business days after written notice to the defaulting party is given by the non-defaulting party or, with respect to matters that through the exercise of reasonable diligence cannot be cured within such ten (10) day period, such longer period not to exceed ninety (90) days as is reasonably necessary to effect such cure through the exercise of reasonable diligence.







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SFX and Chancellor
Jacksonville LMA
Page 13
- - - ------------------


                  18.4. Termination Upon Occurrence of Major Default. Upon the
                        --------------------------------------------
occurrence and continuation of a Major Default the non-defaulting party may terminate this Agreement by giving written notice to the defaulting party within sixty (60) days of such occurrence, provided that the non-defaulting party has not also committed a Major Default hereunder which has not been waived. Such written notice shall specify a termination date which is not less than seven (7) days nor more than ninety (90) days from the date such notice is given. In the event the non-defaulting party does not exercise such right of termination by giving such written notice within such sixty (60) day period, then the Major Default giving rise to such right of termination shall be deemed waived and the Agreement shall continue in full force and effect.

                  18.5. Termination Upon Failure of Consummation of Exchange
                        ----------------------------------------------------
Agreement. Notwithstanding any other provision hereof, this Agreement may be terminated by either party at any time following termination of the Exchange Agreement.

         19.      Liabilities Upon Termination.
                 -----------------------------

                  (a) Programmer shall be solely responsible for all of its liabilities, debts and obligations incident to its purchase of broadcast time hereunder, including, without limitation, accounts payable and unaired advertisements, but not for Chancellor's federal, state, and local tax liabilities associated with Programmer's payments to Chancellor as provided herein. Upon termination pursuant to Sections 18.4 or 18.5 hereto, Chancellor shall be under no further obligation to make available to Programmer any broadcast time or broadcast transmission facilities, provided that Chancellor agrees that it will cooperate reasonably with Programmer to discharge in exchange for reasonable compensation any remaining obligations of Programmer in the form of air time following the termination date. At the date of termination, Programmer shall return to Chancellor any equipment or property of the Jacksonville Stations used by Programmer, its employees or agents, in substantially the same condition as such equipment existed on the Commencement Date, shall restore Chancellor's technical facilities to substantially the same condition as such facilities existed on the Commencement Date, ordinary wear and tear excepted, shall reassign to Chancellor all contracts and agreements relating to the Jacksonville Stations listed on the Schedules to the Exchange Agreement which were assumed by Programmer upon the Commencement Date, and shall otherwise take such actions to restore to the extent then practicable the parties hereto to their respective positions prior to the Commencement Date.

                  (b) Upon termination of this Agreement pursuant to this
Section 18 or as a result of the expiration of the term of this Agreement other than by the Closing under the Exchange Agreement, each party shall be free to pursue any and all remedies available to it at law, in equity or otherwise. All amounts accrued or payable to Chancellor up to the date of termination which have

SFX and Chancellor
Jacksonville LMA
Page 14
- - - ------------------


not been paid shall be immediately due and payable. Programmer shall, in addition to its other legal and equitable rights and remedies under this Agreement or under applicable law, be entitled immediately to cease providing any further programs to be broadcast on the Jacksonville Stations, and all amounts which have been prepaid to Chancellor for any partial month beyond the termination shall be immediately due and payable to Programmer. Programmer shall return all confidential information with respect to the Jacksonville Stations to Chancellor. Programmer shall reassign all of Chancellor's accounts receivable to Chancellor. Programmer shall remit to Chancellor all amounts collected with respect to Chancellor's accounts receivable within five (5) business days of termination hereunder.

                  Upon termination, Programmer shall be responsible for debts and obligations resulting from the use of the Jacksonville Stations' air time and equipment by Programmer including, without limitation, accounts payable and net barter balances in excess of Fifty Thousand Dollars ($ 50,000), relating to the period on and after the date of this Agreement and up to the termination of this Agreement and shall be entitled to the revenues and other credits for that period.

         20.      No Format Changes.
                  ------------------

                  Until such time has elapsed pursuant to Section 22.11 to terminate this Agreement, Programmer shall not materially change the entertainment format of the Jacksonville Stations.

         21.      Chancellor's Indemnification.
                  -----------------------------

                  Chancellor shall indemnify, defend, hold and save Programmer harmless from and against any and all claims, losses, costs, liabilities, damages, FCC forfeitures, and expenses, including counsel fees, of every kind, nature, and description, including libel, slander, illegal competition or trade practices, or infringement of trade marks or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights arising out of:

                  (a) Chancellor's operation of the Jacksonville Stations (not including the operation of the Jacksonville Stations by Programmer) under this Agreement, and

                  (b) breach of any warranty, representation, covenant, agreement or obligation of Chancellor contained in this Agreement.

         22.      Programmer's Indemnification.
                  -----------------------------






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SFX and Chancellor
Jacksonville LMA
Page 15
- - - ------------------


                  Programmer shall indemnify, defend, hold and save Chancellor harmless from and against any and all claims, losses, costs, liabilities, damages, FCC forfeitures, and expenses, including counsel fees, of every kind, nature, and description, including libel, slander, illegal competition or trade practices, or infringement of trade marks or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights arising out of:

                  (a) the programming furnished by Programmer under this Agreement,

                  (b) the actions or failure to act of its employees or agents under this Agreement and

                  (c) breach of any warranty, representation, covenant, agreement or obligation of Programmer contained in this Agreement.

         23.      Procedure for Indemnification.
                  ------------------------------

                  The party seeking indemnification under this paragraph ("Indemnitee") shall give the party from whom it seeks indemnification ("Indemnitor") prompt notice, as provided herein, of the assertion of such a claim provided, however, that the failure to give notice of a claim within a reasonable time shall only relieve the Indemnitor of liability to the extent it is materially prejudiced thereby. Promptly after receipt of written notice, as provided herein, of a claim by a person or entity not a party to this Agreement, the Indemnitor shall assume the defense of such claim; provided, however, that:

                  (a) If the Indemnitor fails, within a reasonable time after receipt of notice of such claim, to assume the defense thereof, the Indemnitee shall have the right to undertake the defense, compromise, and settlement of such claim on behalf of and for the account and risk of Indemnitor, subject to the right of the Indemnitor (upon notifying the Indemnitee of its election to do so) to assume the defense of such claim at any time prior to the settlement, compromise, judgment, or other final determination thereof;

                  (b) If in the reasonable judgment of the Indemnitee, based upon the advise of its counsel, a direct or indirect conflict of interest exists between the Indemnitee and Indemnitor, the Indemnitee shall (upon notifying the Indemnitor of its election to do so) have the right to undertake the defense, compromise, and settlement of such claim on behalf of and for the account and risk of Indemnitor (it being understood and agreed that the Indemnitor shall not be entitled to assume the defense of such claim);

SFX and Chancellor
Jacksonville LMA
Page 16
- - - ------------------


                  (c) If the Indemnitee in its sole discretion elects, it shall (upon notifying the Indemnitor of its election to do so) be entitled to employ separate counsel and to participate in the defense of such claim, but the fee and expenses of counsel so employed shall (except as contemplated by clauses
(a) and (b) above) be borne solely by Indemnitee;

                  (d) The Indemnitor shall not settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the grant by the claimant or plaintiff to each Indemnitee of a release from any and all liability in respect thereof; and

                  (e) The Indemnitor shall not settle or compromise any claim in any manner, or consent to the entry of any judgment, that could reasonably be expected to have a material adverse effect on the Indemnitee.


         24.      Dispute Over Indemnification.
                  -----------------------------

                  If upon presentation of a claim for indemnity hereunder, the Indemnitor does not agree that all, or part, of such claim is subject to the indemnification obligations imposed upon it pursuant to this Agreement, it shall promptly so notify the Indemnitee. Thereupon, the parties shall attempt to resolve their dispute, including where appropriate reaching an agreement as to that portion of the claim, if any, which both concede is subject to indemnification. To the extent that the parties are unable to reach some compromise within thirty (30) days thereafter, the parties shall be free to pursue all appropriate legal and equitable remedies.

         25.      Programmer's Remedies for Operational Deficiencies.
                  ---------------------------------------------------

                  Except as set forth in this Section 25, and except for reductions in power or interruptions occurring between the hours of 12:00 midnight and 6:00 a.m. as a result of maintenance or repairs or during such periods that the Jacksonville Stations are operating from its authorized auxiliary antenna, if any of the normal broadcast transmissions of the Jacksonville Stations are interrupted, interfered with, or in any way impaired with so that the Jacksonville Stations are not operating at full licensed power and antenna height or are off the air, or in the event that Chancellor preempts Chancellor's programming, Programmer shall be entitled to an equitable reduction in the amount of its monthly fee which is proportionate to the period of time that the Jacksonville Stations' operations are deficient, the Jacksonville Stations' programming is preempted or the Jacksonville Stations are off the air.







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SFX and Chancellor
Jacksonville LMA
Page 17
- - - ------------------


         26.      Force Majeure.
                  --------------

                  Any failure or impairment of the Jacksonville Stations' facilities or any delay or interruption in the broadcast of programs, or failure at any time to furnish facilities, in whole or in part, for broadcast due to Acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods and any other cause not reasonably within the control of Chancellor (including any obligation of Chancellor to reduce power or suspend operation to avoid occupational exposure to harmful RF radiation), shall not constitute a breach of this Agreement and Chancellor will not be liable to Programmer.

         27.      Other Agreements.
                  -----------------

                  During the term of this Agreement, Chancellor will not enter into any other local marketing, program provision, local management or similar agreement with any third party with respect to the Jacksonville Stations.


         28.      Assignment.
                  -----------

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns, including specifically any purchaser of the Jacksonville Stations from Chancellor. Neither party may assign its rights without the prior written consent of the other party which consent shall not be unreasonably withheld.

         29.      Entire Agreement.
                  -----------------

                  This Agreement, and the Attachments hereto, embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the parties.

         30.      Taxes.
                  ------

                  Chancellor and Programmer shall each pay its own ad valorem taxes, if any, which may be assessed on such party's respective personal property for the periods that such items are owned by such party. Each party shall be responsible for any sales tax imposed on advertising aired during the programming provided by that party.

SFX and Chancellor
Jacksonville LMA
Page 18
- - - ------------------


         31.      Headings.
                  ---------

                  The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.



         32.      Governing Law.
                  --------------

                  The obligations of Chancellor and Programmer are subject to applicable federal, state and local law, rules and regulations, including, but not limited to, the Act and the Rules and Regulations of the FCC. The construction and performance of the Agreement will be governed by the laws of the State of Florida.

         33.      Notices.
                  --------

                  Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received on the date of personal delivery; on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested; on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery and shall be addressed to the following addresses:

                  To Chancellor:         Chancellor Broadcasting Company
                                         12655 N. Central Expressway, Suite 321
                                         Dallas, Texas 75243
                                         Attention: Mr. Steven Dinetz
                                         Telecopier number: (214) 239-0220

                  Copy to:               Matthew L. Leibowitz, Esq.
                                         Leibowitz & Associates
                                         One S.E. Third Avenue, Suite 1450
                                         Miami, FL 33131
                                         Telephone number: (305) 530-1322
                                         Telecopier number: (305) 530-9417

                  To Programmer:         Robert F.X. Sillerman
                                         SFX Broadcasting, Inc.

SFX and Chancellor
Jacksonville LMA
Page 19
- - - ------------------


                                        150 E. 58th Street
                                         New York, NY 10155
                                         Telecopier number: (212) 753-3188

                  Copy to:               Richard A. Liese, Esq.
                                         Chancellor Broadcasting, Inc.
                                         150 E. 58th Street
                                         New York, NY 10155
                                         Telecopier number: (212) 753-3188

                  The date of any such notice and service thereof shall be deemed to be:

                  (a) the day of delivery if hand delivered or delivered by overnight courier;

                  (b) the day of delivery as indicated on the return receipt if dispatched by mail, or

                  (c) the date of telecopy transmission as indicated on the telecopier transmission report provided that any telecopy transmission shall not be effective unless a paper copy sent by overnight courier on the date of the telecopy transmission is delivered.

                  Either party may change its address for the purpose of notice by giving notice of such change in accordance with the provisions of this paragraph.

         34.      Severability.
                  -------------

                  If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         35.      Certifications.
                  ---------------

                  (a) Control of Stations. Chancellor hereby verifies that it will maintain control of the Jacksonville Stations and their facilities, including specifically control over the Jacksonville Stations' finances, personnel and programming during the term of this Agreement.

                  (b) Compliance with Ownership Rules. Programmer hereby verifies that the arrangement contemplated by this Agreement complies with the provisions of Section 73.3555(a)

SFX and Chancellor
Jacksonville LMA
Page 20
- - - ------------------


of the rules and regulations of the FCC.

         36.      No Joint Venture.
                  -----------------

                  The parties agree that nothing herein shall constitute a joint venture or partnership between them.

         37.      Beneficiaries.
                  --------------

                  Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

SFX and Chancellor
Jacksonville LMA
Page 21
- - - ------------------


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                     CHANCELLOR RADIO BROADCASTING COMPANY



                                        By: ______________________________
                                            Eric W. Neumann
                                            Sr. Vice President of Finance


                                            SFX BROADCASTING, INC.



                                        By: ______________________________
                                            Robert F. X. Sillerman
                                            Executive Chairman & CEO

SFX and Chancellor
Jacksonville LMA
Page 22
- - - ------------------



                                PAYMENT SCHEDULE

         In exchange for the air time supplied to Programmer pursuant to this Agreement, Programmer shall pay SFX Three Hundred Seventy Five Thousand Dollars ($375,000) per month until the Jacksonville Stations LMA goes into effect. Once the Jacksonville Stations LMA goes into effect, the amounts payable to SFX shall be reduced to Twenty Five Thousand Dollars ($25,000) per month. If the Jacksonville Stations LMA is implemented before November 1, 1996, the monthly payment obligation after November 1, 1996 shall be zero dollars ($0.00). In the event that the Jacksonville Stations LMA is never entered into, the monthly payments will remain at Three Hundred Seventy Five Thousand Dollars ($375,000) per month. The first monthly payment to SFX is due and payable on July 1, 1996, and each successive payment is due on the first day of each month thereafter. The monthly fee shall be reduced pro rata for any partial month at the beginning or end of the term of this Agreement.

SFX and Chancellor
Jacksonville LMA
Page 23
- - - ------------------



                                   SCHEDULE B

                                    EMPLOYEES

SFX and Chancellor
Jacksonville LMA
Page 24
- - - ------------------


                                  ATTACHMENT I

                 BROADCAST STATIONS PROGRAMMING POLICY STATEMENT

         Programmer agrees to cooperate with Chancellor in the broadcasting of programs of the highest possible standard of excellence and for this purpose to observe the following regulations in the preparation, writing and broadcasting of its programs. Further Programmer agrees that all material broadcast on the Jacksonville Stations shall comply with all federal, state and local applicable laws, rules and regulation.

           I.     No Plugola or Payola.
                  ---------------------

                  The broadcast of any material for which any money, service or other valuable consideration is directly or indirectly paid, or promised to or charged or accepted by, the Programmer, from any person, shall be prohibited, unless, at the time the same is broadcast, it is announced as paid for or furnished by such person.

          II.     Political Broadcasting.
                  -----------------------

                  Within thirty (30) days of the Commencement Date, Programmer shall provide Chancellor with a written political advertising disclosure statement which fully and accurately discloses how the Programmer sells programming and advertising time and which makes parties purchasing political programming and advertising time fully aware of the lowest unit charge provisions of Section 315 of the Act. In addition, at least thirty (30) days before the start of any primary or election campaign, Programmer will clear with the Jacksonville Stations' general managers the rates Programmer will charge for the time to be sold to candidates to make certain that the rate charges is in conformance with the applicable law and Stations policy.

         III.     Required Announcements.
                  -----------------------

                  Programmer shall broadcast (i) an announcement in a form satisfactory to Chancellor at the beginning of each hour to identify the Jacksonville Stations and (ii) any other announcements that may be required by law, regulation or Chancellor's Stations policy.

          IV.     No Illegal Announcements.
                  -------------------------

                  No announcements, broadcasts or promotions prohibited by federal, state or local law shall be made over the Jacksonville Stations. This prohibition specifically includes, but is not

SFX and Chancellor
Jacksonville LMA
Page 25
- - - ------------------


limited to, any and all programming or other broadcast material concerning tobacco or alcohol related products which are unlawful. The airing of any broadcast material concerning contests, lotteries or games must be conducted in accordance with allapplicable law, including FCC rules and regulations. Any obscene, indecent, or fraudulent programming is prohibited. All sponsored programming or other broadcast material must be identified in accordance with applicable law, including FCC rules and regulations.

           V.     Chancellor Discretion Paramount.
                  --------------------------------

                  In accordance with Chancellor's responsibility under the Communications Act of 1934, as amended, and the Rules and Regulations of the Federal Communications Commission, Chancellor reserves the right to reject or terminate any advertising proposed to be presented or being presented over the Jacksonville Stations, which is in conflict with Jacksonville Stations' policies or which Chancellor or its general manager's reasonable judgement would not serve the public interest.

         In any case where questions of policy or interpretation arise, Programmer should submit the same to Chancellor for decision before making any commitments in connection therewith.

SFX and Chancellor
Jacksonville LMA
Page 26
- - - -----------------


                                  ATTACHMENT II

                                PAYOLA AFFIDAVIT



City of_____________________________)

County of___________________________)        ss.:

State of____________________________)

          I,_________________________, having first been duly sworn, hereby state that I have read and will comply with the provisions of Section 317 and 507 of the Communications Act of 1934, as amended, copies of which are attached hereto, I also have read and will comply with the provisions of the Commission's Sponsorship Identification Rule (73.1212), a copy of which is attached hereto.

          I also will comply with the policy of this Station, _________________ (insert call letters here), which prohibits every employee having any voice in the selection of broadcast matter from (a) engaging in any outside business or economic activity which would create a conflict of interest in the selection of broadcast matter; (b) accepting any favors, loans, entertainment or other consideration from persons seeking the airing of any broadcast matter in return thereof, and (c) promoting over the air (except by means of an appropriate commercial announcement) any activity or matter in which the employee has a direct or indirect financial interest.

         I understand that receiving or agreeing to receive anything of value from a third party for the broadcast of any program material over the Stations is a crime, unless the agreed payment is disclosed to the Stations before broadcast of the program material. This crime, commonly called "payola", is punishable by one year in prison and a fine of up to $10,000.

         During the past year, I have not been promised or paid anything of value directly or indirectly by a third party for the broadcast of any programming material over the Stations.


                                   _____________________________________
                                   Affiant

SFX and Chancellor
Jacksonville LMA
Page 27
- - - -----------------




          The foregoing instrument was acknowledged before me this _____________ day of ______________________, 1996 by _______________________________________,
who is personally known to me or who has produced as identification.


                                            ___________________________________
                                            Notary Public



My commission expires: _____________________________________